Exhibit 23.2

Consent of Independent Registered Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-123487) pertaining to the 2005 Long-Term Equity Incentive Plan of Prestige Brands Holdings, Inc. of our report dated February 20, 2004, with respect to the consolidated financial statements of Bonita Bay Holdings, Inc., included in the Annual Report (Form 10K) of Prestige Brands Holdings, Inc. for the year ended March 31, 2005.

/s/ ERNST & YOUNG LLP
Tampa, Florida
June 13, 2005